Exhibit 99.1

Prestige Consumer Healthcare Inc. Reports Fiscal 2022 Third Quarter Results

•Revenue of $274.5 Million in Q3, up 14.9% versus Prior Year, up 8.8% on an Organic Basis
•Diluted EPS of $0.99 in Q3, up 22.2% versus Prior Year
•Non-GAAP Free Cash Flow of $64.1 Million for Third Quarter Fiscal 2022, up Double-digits versus Prior Year
•Raising Full-Year Fiscal 2022 Outlook

TARRYTOWN, N.Y.--(GLOBE NEWSWIRE)-February 3, 2022-- Prestige Consumer Healthcare Inc. (NYSE:PBH) today reported financial results for its third quarter ended December 31, 2021.

“We are pleased with our third quarter results that included double-digit revenue, earnings, and cash flow growth. The strong performance is a continuation of the success and momentum experienced in the first half of the fiscal year. The results of our proven business strategy and execution continues to deliver in the ongoing volatile environment resulting from COVID-19. These strong results and performance are enabling us to raise our outlook for fiscal 2022,” said Ron Lombardi, Chief Executive Officer of Prestige Consumer Healthcare.

Third Fiscal Quarter Ended December 31, 2021

Reported revenues in the third quarter of fiscal 2022 increased 14.9% to $274.5 million versus $238.8 million in the third quarter of fiscal 2021. Revenues increased 8.8% excluding the impact of foreign currency and a $13.7 million contribution from the acquisition of Akorn. The revenue performance for the quarter was driven by continued strong performance across many of the Company’s key brands versus their respective categories, and improved demand for certain brands, categories and channels that had been impacted by the COVID-19 virus in the prior year third quarter including higher demand for cough & cold products.

Reported net income for the third quarter of fiscal 2022 totaled $50.2 million, compared to the prior year quarter’s net income of $40.9 million. Diluted earnings per share of $0.99 for the third quarter of fiscal 2022 compared to $0.81 in the prior year comparable period.

Nine Months Ended December 31, 2021

Reported revenues for the first nine months of fiscal 2022 totaled $819.9 million, an increase of 16.2%, compared to revenues of $705.6 million for the first nine months of fiscal 2021. Revenues increased 11.6% excluding the impact of foreign currency and a $26.1 million contribution from the acquisition of Akorn. The revenue performance for the first nine months was driven by consumption growth across the majority of the Company’s portfolio as well as improved demand for certain brands, categories and channels that had been impacted by the COVID-19 virus in the first nine months of the prior fiscal year and a benefit associated with higher retailer order patterns to refill customers’ supply chains.

Reported net income for the first nine months of fiscal 2022 totaled $153.3 million versus the prior year comparable period net income of $129.2 million. Diluted earnings per share were $3.02 for the first nine months of fiscal 2022 compared to $2.55 per share in the prior year comparable period. On a non-GAAP basis, adjusted net income and adjusted diluted earnings per share for the first nine months of fiscal 2022 were $160.0 million and $3.15, respectively, compared to $124.1 million and $2.45 per share, respectively, in the prior year comparable period.

Adjustments to net income in the first nine months of fiscal 2022 included integration, transition, purchase accounting, legal and various other costs associated with the Akorn acquisition as well as a loss on extinguishment of debt and the related income tax effects of the adjustments. The adjustment of net income in the first nine months of fiscal 2021 related to the final regulations issued during the period for certain tax elements imposed under the domestic Tax Cuts and Jobs Act, which resulted in a one-time discrete benefit associated with the utilization of foreign tax credits.

Free Cash Flow and Balance Sheet

The Company's net cash provided by operating activities for third quarter fiscal 2022 was $66.3 million, compared to $49.2 million during the prior year comparable period. Non-GAAP adjusted free cash flow in the third quarter of fiscal 2022 was $64.1 million compared to $43.5 million in the prior year third quarter. The change in free cash flow versus the prior year comparable period was attributable to both higher operating income and lower capital expenditures versus the prior year. The Company's net cash provided by operating activities for the first nine months of fiscal 2022 was $196.8 million, compared to $176.5 million during the prior year comparable period. Non-GAAP adjusted free cash flow for the first nine months of fiscal 2022 was $193.8 million compared to $159.2 million in the prior year third quarter.

The Company's net debt position as of December 31, 2021 was approximately $1.5 billion, resulting in a covenant-defined leverage ratio of 3.9x.

Segment Review

North American OTC Healthcare: Segment revenues of $240.9 million for the third quarter of fiscal 2022 increased 14.4% versus the prior year comparable quarter's segment revenues of $210.6 million. The third quarter fiscal 2022 revenue performance was driven by strong performance across a majority of the Company’s key brands versus their respective categories and increased demand in certain COVID-19 impacted categories such as cough & cold and motion sickness categories. The third quarter fiscal 2022 revenue performance also included an approximate $14 million contribution from the acquisition of Akorn.

For the first nine months of the current fiscal year, reported revenues for the North American OTC segment were $735.0 million, an increase of 15.2% compared to $637.9 million in the prior year comparable period, driven by similar factors attributable to the third quarter performance including an approximately $26 million contribution from the acquisition of Akorn.

International OTC Healthcare: Segment fiscal third quarter 2022 revenues of $33.6 million, a record, increased 19.3% from $28.2 million reported in the prior year comparable period. The revenue increase versus the prior year related primarily to an increase in consumer activity in Australia, which drove a sharp rise in demand for Hydralyte and other COVID-19 impacted brands.

For the first nine months of the current fiscal year, reported revenues for the International OTC Healthcare segment were $84.9 million, an increase of 25.3% over the prior year comparable period’s revenues of $67.8 million. The increase was driven by similar factors attributable to the third quarter performance, along with a foreign currency benefit of $2.8 million.

Commentary and Updated Outlook for Fiscal 2022

Ron Lombardi, Chief Executive Officer, stated, “Our solid third quarter continued the momentum experienced in the first half, as our diversified portfolio of brands enabled us to achieve double-digit revenue growth from multiple areas, including higher than anticipated rebound in certain COVID-impacted areas such as cough & cold, record international revenues led by Australia, and strong overall consumer healthcare demand domestically. Our success is a testament to our proven business model that continues to perform well throughout a volatile COVID-disrupted environment. The strong performance enabled free cash flow generation year-to-date of nearly $200 million, up double-digits versus the prior year, which continues to fuel our disciplined capital allocation strategy and enabled us to pay down $70 million of debt in the third quarter and achieve a leverage ratio below four times.”

“We are raising our fiscal 2022 outlook to reflect the strong third quarter performance, as well as an expectation for the continued recovery rate in certain COVID-impacted categories such as cough & cold as experienced in Q3. With less than two months remaining in fiscal 2022, our business remains well-positioned to achieve continued market share, revenue, and earnings growth as we close out the remainder of the year. Looking ahead, we believe our robust portfolio of brands, financial profile and disciplined capital deployment strategy positions us for both top- and bottom-line growth in FY’23, and plan to provide our detailed full-year outlook in May,” Mr. Lombardi concluded.

	Prior Fiscal 2022 Outlook	Current Fiscal 2022 Outlook
Revenue	$1,050 to $1,060 million	$1,075 to $1,080 million
Organic Growth	~7%	~9%
Adjusted Diluted E.P.S.	$3.93 to $3.98	$4.00 to $4.04
Adjusted Free Cash Flow	$245 million or more	$250 million or more

Fiscal Third Quarter 2022 Conference Call, Accompanying Slide Presentation and Replay

The Company will host a conference call to review its third quarter results today, February 3, 2022 at 8:30 a.m. ET. The toll-free dial-in numbers are 844-233-9440 for the U.S. & Canada and 574-990-1016 internationally. The conference ID number is 4798187. The Company provides a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at www.prestigeconsumerhealthcare.com. The slide presentation can be accessed from the Investor Relations page of the website by clicking on Webcasts and Presentations.

Telephonic replays will be available for approximately one week following the completion of the call and can be accessed at 855-859-2056 within North America and at 404-537-3406 from outside North America. The conference ID is 4798187.

Non-GAAP and Other Financial Information
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.

Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "guidance," "strategy," "outlook," “looking ahead,” "projection," “plan,” "may," "will," "would," "expectation," "anticipate," "believe”, "enables," “positioned” or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the Company's future operating results including revenues, organic growth, adjusted diluted earnings per share, and adjusted free cash flow, the market share gains for the Company’s products, consumer demand for the Company’s products including the recovery rate in certain COVID-impacted categories, and the Company’s ability to execute on its capital allocation strategy. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of the COVID-19 pandemic and business and economic conditions, consumer trends, the impact of the Company’s advertising and marketing and new product development initiatives, customer inventory management initiatives, fluctuating foreign exchange rates, competitive pressures, and the ability of the Company’s manufacturing operations and third party manufacturers and logistics providers and suppliers to meet demand for its products and to avoid inflationary cost increases and disruption as a result of labor shortages. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2021 and other periodic reports filed with the Securities and Exchange Commission.

About Prestige Consumer Healthcare Inc.
Prestige Consumer Healthcare is a leading consumer healthcare products company with sales throughout the U.S. and Canada, Australia, and in certain other international markets. The Company’s diverse portfolio of brands include Monistat® and Summer’s Eve® women's health products, BC® and Goody's® pain relievers, Clear Eyes® and TheraTears® eye care products, DenTek® specialty oral care products, Dramamine® motion sickness treatments, Fleet® enemas and glycerin suppositories, Chloraseptic® and Luden's® sore throat treatments and drops, Compound W® wart treatments, Little Remedies® pediatric over-the-counter products, Boudreaux’s Butt Paste® diaper rash ointments, Nix® lice treatment, Debrox® earwax remover, Gaviscon® antacid in Canada, and Hydralyte® rehydration products and the Fess® line of nasal and sinus care products in Australia. Visit the Company's website at www.prestigeconsumerhealthcare.com.

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
(In thousands, except per share data)	2021	2020	2021	2020
Total Revenues	$274,470	$238,788	$819,876	$705,604

Cost of Sales
Cost of sales excluding depreciation	117,604	98,260	342,661	290,623
Cost of sales depreciation	1,806	1,641	5,431	4,565
Cost of sales	119,410	99,901	348,092	295,188
Gross profit	155,060	138,887	471,784	410,416

Operating Expenses
Advertising and marketing	40,239	38,081	120,408	104,172
General and administrative	25,983	21,395	80,706	61,717
Depreciation and amortization	6,244	5,968	18,176	18,062
Total operating expenses	72,466	65,444	219,290	183,951
Operating income	82,594	73,443	252,494	226,465

Other expense (income)
Interest expense, net	16,924	20,138	48,314	63,345
Loss on extinguishment of debt	—	—	2,122	—
Other expense (income), net	177	(371)	565	(620)
Total other expense, net	17,101	19,767	51,001	62,725
Income before income taxes	65,493	53,676	201,493	163,740
Provision for income taxes	15,278	12,803	48,198	34,572
Net income	$50,215	$40,873	$153,295	$129,168

Earnings per share:
Basic	$1.00	$0.81	$3.05	$2.57
Diluted	$0.99	$0.81	$3.02	$2.55

Weighted average shares outstanding:
Basic	50,303	50,212	50,225	50,268
Diluted	50,935	50,561	50,799	50,635

Comprehensive income, net of tax:
Currency translation adjustments	652	8,184	(5,037)	22,439
Unrecognized gain on interest rate swaps	561	1,053	1,631	2,347
Unrecognized net gain on pension plans	—	2,334	—	2,334
Net gain on pension distribution reclassified to net income	—	(190)	—	(190)
Total other comprehensive (loss) income	1,213	11,381	(3,406)	26,930
Comprehensive income	$51,428	$52,254	$149,889	$156,098

Prestige Consumer Healthcare Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	December 31, 2021	March 31, 2021

Assets
Current assets
Cash and cash equivalents	$21,018	$32,302
Accounts receivable, net of allowance of $20,272 and $16,457, respectively	134,263	114,671
Inventories	106,273	114,959
Prepaid expenses and other current assets	13,712	7,903
Total current assets	275,266	269,835

Property, plant and equipment, net	69,808	70,059
Operating lease right-of-use assets	21,836	23,722
Finance lease right-of-use assets, net	7,060	8,986
Goodwill	578,932	578,079
Intangible assets, net	2,703,616	2,475,729
Other long-term assets	2,890	2,863
Total Assets	$3,659,408	$3,429,273

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	40,103	45,978
Accrued interest payable	15,116	6,312
Operating lease liabilities, current portion	6,273	5,858
Finance lease liabilities, current portion	2,646	2,588
Other accrued liabilities	70,989	61,402
Total current liabilities	135,127	122,138

Long-term debt, net	1,530,297	1,479,653
Deferred income tax liabilities	444,774	434,050
Long-term operating lease liabilities, net of current portion	17,632	19,706
Long-term finance lease liabilities, net of current portion	4,825	6,816
Other long-term liabilities	8,433	8,612
Total Liabilities	2,141,088	2,070,975

Total Stockholders' Equity	1,518,320	1,358,298
Total Liabilities and Stockholders' Equity	$3,659,408	$3,429,273

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended December 31,
(In thousands)	2021	2020
Operating Activities
Net income	$153,295	$129,168
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,607	22,627
Loss on disposal of property and equipment	79	210
Deferred income taxes	11,296	7,970
Amortization of debt origination costs	2,811	3,569
Stock-based compensation costs	7,331	5,944
Loss on extinguishment of debt	2,122	—
Non-cash operating lease cost	5,034	5,362
Other	—	937
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	(21,848)	36,725
Inventories	14,650	1,269
Prepaid expenses and other current assets	(5,622)	(1,439)
Accounts payable	(6,079)	(35,789)
Accrued liabilities	15,053	8,236
Operating lease liabilities	(4,807)	(5,085)
Other	(126)	(3,184)
Net cash provided by operating activities	196,796	176,520

Investing Activities
Purchases of property, plant and equipment	(6,481)	(17,347)
Acquisitions	(246,914)	—
Other	177	—
Net cash used in investing activities	(253,218)	(17,347)

Financing Activities
Term loan repayments	(545,000)	(130,000)
Proceeds from refinancing of Term Loan	597,000	—
Borrowings under revolving credit agreement	85,000	15,000
Repayments under revolving credit agreement	(85,000)	(70,000)
Payments of debt costs	(6,111)	—
Payments of finance leases	(2,145)	(918)
Proceeds from exercise of stock options	5,718	1,324
Fair value of shares surrendered as payment of tax withholding	(2,916)	(1,242)
Repurchase of common stock	—	(9,874)
Net cash provided by (used in) financing activities	46,546	(195,710)

Effects of exchange rate changes on cash and cash equivalents	(1,408)	3,880
Decrease in cash and cash equivalents	(11,284)	(32,657)
Cash and cash equivalents - beginning of period	32,302	94,760
Cash and cash equivalents - end of period	$21,018	$62,103

Interest paid	$36,279	$46,927
Income taxes paid	$42,977	$29,677

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended December 31, 2021
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Consolidated
Total segment revenues*	$240,857	$33,613	$274,470
Cost of sales	106,790	12,620	119,410
Gross profit	134,067	20,993	155,060
Advertising and marketing	34,907	5,332	40,239
Contribution margin	$99,160	$15,661	$114,821
Other operating expenses			32,227
Operating income			$82,594
*Intersegment revenues of $0.6 million were eliminated from the North American OTC Healthcare segment.

	Nine Months Ended December 31, 2021
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Consolidated
Total segment revenues*	$734,978	$84,898	$819,876
Cost of sales	314,817	33,275	348,092
Gross profit	420,161	51,623	471,784
Advertising and marketing	106,630	13,778	120,408
Contribution margin	$313,531	$37,845	$351,376
Other operating expenses			98,882
Operating income			$252,494
*Intersegment revenues of $2.4 million were eliminated from the North American OTC Healthcare segment.

	Three Months Ended December 31, 2020
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Consolidated
Total segment revenues*	$210,618	$28,170	$238,788
Cost of sales	88,883	11,018	99,901
Gross profit	121,735	17,152	138,887
Advertising and marketing	32,859	5,222	38,081
Contribution margin	$88,876	$11,930	$100,806
Other operating expenses			27,363
Operating income			$73,443
* Intersegment revenues of $0.8 million were eliminated from the North American OTC Healthcare segment.

	Nine Months Ended December 31, 2020
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Consolidated
Total segment revenues*	$637,851	$67,753	$705,604
Cost of sales	267,779	27,409	295,188
Gross profit	370,072	40,344	410,416
Advertising and marketing	91,553	12,619	104,172
Contribution margin	$278,519	$27,725	$306,244
Other operating expenses			79,779
Operating income			$226,465
* Intersegment revenues of $2.4 million were eliminated from the North American OTC Healthcare segment.

About Non-GAAP Financial Measures
In addition to financial results reported in accordance with GAAP, we disclose certain Non-GAAP financial measures ("NGFMs"), including, but not limited to, Non-GAAP Organic Revenues, Non-GAAP Organic Revenue Change Percentage, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin Percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense Percentage, Non-GAAP EBITDA, Non-GAAP EBITDA Margin, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, Non-GAAP Adjusted Free Cash Flow, Non-GAAP Adjusted Diluted EPS, and Net Debt. We use these NGFMs internally, along with GAAP information, in evaluating our operating performance and in making financial and operational decisions. We believe that the presentation of these NGFMs provides investors with greater transparency, and provides a more complete understanding of our business than could be obtained absent these disclosures, because the supplemental data relating to our financial condition and results of operations provides additional ways to view our operation when considered with both our GAAP results and the reconciliations below. In addition, we believe that the presentation of each of these NGFMs is useful to investors for period-to-period comparisons of results in assessing shareholder value, and we use these NGFMs internally to evaluate the performance of our personnel and also to evaluate our operating performance and compare our performance to that of our competitors.
These NGFMs are not in accordance with GAAP, should not be considered as a measure of profitability or liquidity, and may not be directly comparable to similarly titled NGFMs reported by other companies. These NGFMs have limitations and they should not be considered in isolation from or as an alternative to their most closely related GAAP measures reconciled below. Investors should not rely on any single financial measure when evaluating our business. We recommend investors review the GAAP financial measures included in this earnings release. When viewed in conjunction with our GAAP results and the reconciliations below, we believe these NGFMs provide greater transparency and a more complete understanding of factors affecting our business than GAAP measures alone.

NGFMs Defined
We define our NGFMs presented herein as follows:
•Non-GAAP Organic Revenues: GAAP Total Revenues excluding revenues associated with products acquired in the current period and the impact of foreign currency exchange rates in the periods presented.
•Non-GAAP Organic Revenue Change Percentage: Calculated as the change in Non-GAAP Organic Revenues from prior year divided by prior year Non-GAAP Organic Revenues.
•Non-GAAP Adjusted Gross Margin: GAAP Gross Profit minus inventory step-up charges associated with acquisition.
•Non-GAAP Adjusted Gross Margin Percentage: Calculated as Non-GAAP Adjusted Gross Margin divided by GAAP
Total Revenues.
•Non-GAAP Adjusted General and Administrative Expense: GAAP General and Administrative expenses minus costs associated with acquisition.
•Non-GAAP Adjusted General and Administrative Expense Percentage: Calculated as Non-GAAP Adjusted General
and Administrative expense divided by GAAP Total Revenues.
•Non-GAAP EBITDA: GAAP Net Income before interest expense, net, provision for income taxes, and depreciation and amortization.
•Non-GAAP EBITDA Margin: Calculated as Non-GAAP EBITDA divided by GAAP Total Revenues.
•Non-GAAP Adjusted EBITDA: Non-GAAP EBITDA less inventory step-up charges, costs associated with acquisition in general and administrative expenses, and loss on extinguishment of debt.
•Non-GAAP Adjusted EBITDA Margin: Calculated as Non-GAAP adjusted EBITDA divided by GAAP Total Revenues.
•Non-GAAP Adjusted Net Income: GAAP Net Income (Loss) before inventory step-up charges, costs associated with acquisition in general and administrative expenses, loss on extinguishment of debt, applicable tax impact associated with these items and normalized tax rate adjustment.
•Non-GAAP Adjusted Diluted EPS: Calculated as Non-GAAP Adjusted Net Income, divided by the diluted weighted average number of shares outstanding during the period.
•Non-GAAP Free Cash Flow: Calculated as GAAP Net cash provided by operating activities less cash paid for capital expenditures.
•Non-GAAP Adjusted Free Cash Flow: Calculated as Non-GAAP free cash flow plus cash payments associated with acquisition.
•Net Debt: Calculated as total principal amount of debt outstanding ($1,550,000 at December 31, 2021) less cash and cash equivalents ($21,018 at December 31, 2021). Amounts in thousands.

The following tables set forth the reconciliations of each of our NGFMs (other than Net Debt, which is reconciled above) to their most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Total Revenues to Non-GAAP Organic Revenues and related Non-GAAP Organic Revenue Change percentage:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
(In thousands)
GAAP Total Revenues	$274,470	$238,788	$819,876	$705,604
Revenue Change	14.9%		16.2%
Adjustments:
Revenues associated with acquisition (1)	(13,712)	—	(26,086)	—
Impact of foreign currency exchange rates	—	929	—	5,887
Total adjustments	(13,712)	929	(26,086)	5,887
Non-GAAP Organic Revenues	$260,758	$239,717	$793,790	$711,491
Non-GAAP Organic Revenue Change	8.8%		11.6%
(1) Revenues of our Akorn acquisition are excluded for purposes of calculating Non-GAAP organic revenues.

Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Margin and related Non-GAAP Adjusted Gross Margin percentage:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
(In thousands)
GAAP Total Revenues	$274,470	$238,788	$819,876	$705,604

GAAP Gross Profit	$155,060	$138,887	$471,784	$410,416
GAAP Gross Profit as a Percentage of GAAP Total Revenue	56.5%	58.2%	57.5%	58.2%
Adjustments:
Inventory step-up charges associated with acquisition (1)	—	—	1,567	—
Total adjustments	—	—	1,567	—
Non-GAAP Adjusted Gross Margin	$155,060	$138,887	$473,351	$410,416
Non-GAAP Adjusted Gross Margin as a Percentage of GAAP Total Revenues	56.5%	58.2%	57.7%	58.2%
(1) Inventory step-up charges relate to our North American OTC Healthcare segment.

Reconciliation of GAAP General and Administrative Expense and related GAAP General and Administrative Expense percentage to Non-GAAP Adjusted General and Administrative Expense and related Non-GAAP Adjusted General and Administrative Expense percentage:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
(In thousands)
GAAP General and Administrative Expense	$25,983	$21,395	$80,706	$61,717
GAAP General and Administrative Expense as a Percentage of GAAP Total Revenue	9.5%	9.0%	9.8%	8.7%

Adjustments:
Costs associated with acquisition (1)	—	—	5,127	—
Total adjustments	—	—	5,127	—
Non-GAAP Adjusted General and Administrative Expense	$25,983	$21,395	$75,579	$61,717
Non-GAAP Adjusted General and Administrative Expense Percentage as a Percentage of GAAP Total Revenues	9.5%	9.0%	9.2%	8.7%
(1) Costs related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and related Non-GAAP EBITDA Margin, Non-GAAP Adjusted EBITDA and related Non-GAAP Adjusted EBITDA Margin:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
(In thousands)
GAAP Net Income	$50,215	$40,873	$153,295	$129,168
Interest expense, net	16,924	20,138	48,314	63,345
Provision for income taxes	15,278	12,803	48,198	34,572
Depreciation and amortization	8,050	7,609	23,607	22,627
Non-GAAP EBITDA	$90,467	$81,423	$273,414	$249,712
Non-GAAP EBITDA Margin	33.0%	34.1%	33.3%	35.4%
Adjustments:
Inventory step-up charges associated with acquisition in Cost of Sales (1)	—	—	1,567	—
Costs associated with acquisition in General and Administrative Expense (2)	—	—	5,127	—
Loss on extinguishment of debt	—	—	2,122	—
Total adjustments	—	—	8,816	—
Non-GAAP Adjusted EBITDA	$90,467	$81,423	$282,230	$249,712
Non-GAAP Adjusted EBITDA Margin	33.0%	34.1%	34.4%	35.4%
(1) Inventory step-up charges relate to our North American OTC Healthcare segment.
(2) Costs related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and related Non-GAAP Adjusted Diluted Earnings Per Share:

	Three Months Ended December 31,				Nine Months Ended December 31,
	2021	2021 Diluted EPS	2020	2020 Diluted EPS	2021	2021 Diluted EPS	2020	2020 Diluted EPS
(In thousands, except per share data)
GAAP Net Income and Diluted EPS	$50,215	$0.99	$40,873	$0.81	$153,295	$3.02	$129,168	$2.55
Adjustments:
Inventory step-up charges associated with acquisition in Cost of Sales (1)	—	—	—	—	1,567	0.03	—	—
Costs associated with acquisition in General and Administrative Expense (2)	—	—	—	—	5,127	0.10	—	—
Loss on extinguishment of debt	—	—	—	—	2,122	0.04	—	—
Tax impact of adjustments (3)	—	—	—	—	(2,134)	(0.04)	—	—
Normalized tax rate adjustment (4)	—	—	—	—	—	—	(5,106)	(0.10)
Total adjustments	—	—	—	—	6,682	0.13	(5,106)	(0.10)
Non-GAAP Adjusted Net Income and Adjusted Diluted EPS	$50,215	$0.99	$40,873	$0.81	$159,977	$3.15	$124,062	$2.45
(1) Inventory step-up charges relate to our North American OTC Healthcare segment.
(2) Costs related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees.
(3) The income tax adjustments are determined using applicable rates in the taxing jurisdictions in which the above adjustments relate and includes both current and deferred income tax expense (benefit) based on the specific nature of the specific Non-GAAP performance measure.
(4) Income tax adjustment to adjust for discrete income tax items.
Note: Amounts may not add due to rounding.

Reconciliation of GAAP Net Income to Non-GAAP Free Cash Flow:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
(In thousands)
GAAP Net Income	$50,215	$40,873	$153,295	$129,168
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	17,052	16,844	52,280	46,619
Changes in operating assets and liabilities as shown in the Statement of Cash Flows	(970)	(8,490)	(8,779)	733
Total adjustments	16,082	8,354	43,501	47,352
GAAP Net cash provided by operating activities	66,297	49,227	196,796	176,520
Purchases of property and equipment	(2,229)	(5,728)	(6,481)	(17,347)
Non-GAAP Free Cash Flow	$64,068	$43,499	$190,315	$159,173
Payments associated with acquisition (1)	—	—	3,465	—
Non-GAAP Adjusted Free Cash Flow	$64,068	$43,499	$193,780	$159,173
(1) Payments related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees.

Outlook for Fiscal Year 2022:

Reconciliation of Projected GAAP Diluted EPS to Projected Non-GAAP Adjusted Diluted EPS:

	2022 Projected EPS
	Low	High
Projected FY'22 GAAP Diluted EPS	$3.87	$3.91
Adjustments:
Costs associated with acquisition, net of tax (1)	0.10	0.10
Loss on extinguishment of debt, net of tax	0.03	0.03
Total Adjustments	0.13	0.13
Projected Non-GAAP Adjusted Diluted EPS	$4.00	$4.04
(1) Costs related to the consummation of the acquisition process such as inventory step-up charges, insurance costs, legal and other acquisition related professional fees.

Reconciliation of Projected GAAP Net cash provided by operating activities to Projected Non-GAAP Adjusted Free Cash Flow:

(In millions)
Projected FY'22 GAAP Net cash provided by operating activities	$255
Purchases of property and equipment	(10)
Projected Non-GAAP Free Cash Flow	245
Payments associated with acquisition (1)	5
Projected Non-GAAP Adjusted Free Cash Flow	$250
(1) Payments related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees.